UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 1, 2006

OSI RESTAURANT PARTNERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-15935	59-3061413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (813) 282-1225

 Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 1, 2006, Carrabba’s Italian Grill, Inc., a subsidiary of OSI Restaurant Partners, Inc., the “Company,” entered into an Officer Employment Agreement with Steven T. Shlemon, President of the Company’s Carrabba’s Italian Grill brand. This agreement remains effective April 27, 2000 and amends his previous employment agreement to include a termination provision in which Mr. Shlemon may be terminated for any reason without notice. If this event of termination occurs, Mr. Shlemon would be entitled to receive severance compensation equal to one year of base salary. All other material provisions in the agreement remain substantially the same as in the prior employment agreement. A copy of the Employment Agreement is attached as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits
Exhibit No.

10.1	Officer Employment Agreement dated November 1, 2006 and effective April 27, 2000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI RESTAURANT PARTNERS, INC.
(Registrant)

Date: November 7, 2006	By:	/s/ Dirk A. Montgomery
Dirk A. Montgomery
Chief Financial Officer